Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

UNION BANK, NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

94-0304228

I.R.S. Employer Identification No.

400 California Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

General Counsel

Union Bank of California, National Association

400 California Street

Corporate Trust - 12th Floor

San Francisco, CA 94104

(415) 765-2945

(Name, address and telephone number of agent for service)

PUBLIC SERVICE COMPANY OF NEW MEXICO

(Exact Name of Obligor as Specified in the Charter)

New Mexico	85-0019030
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Alvarado Square
Albuquerque, New Mexico	87158
(Address of Principal Executive Offices)	(Zip Code)

Senior Unsecured Notes

(Title of the indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Office of the Comptroller of the Currency

Washington, D.C. 20219

b)	Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

In answering this item, the trustee has relied, in part, upon information furnished by the obligor, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.	Not Applicable

9.	Not Applicable

*	Incorporated by reference to exhibit of the same number to the trustee’s Form T-1 filed as Exhibit 25.1 to Form S-3 Registration No. 333-165578.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 6th day of October, 2011.

Union Bank, National Association

By:	/s/ Jennifer Earle
Jennifer Earle
Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

REQUIRED BY SECTION 321(b) OF THE ACT

October 6, 2011

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the proposed issuance of Senior Notes of Public Service Company of New Mexico the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

Union Bank, National Association

By:	/s/ Jennifer Earle
Jennifer Earle Vice President

Exhibit 7

Consolidated Report of Condition of

UnionBanCal Corporation and Subsidiaries

of San Francisco in the State of California, at the close of business June 30, 2011, published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541

Dollar Amounts In Millions
ASSETS
Cash and due from banks	$1,233
Interest bearing deposits in banks (includes $24 at June 30, 2011 related to consolidated variable interest entities (VIEs))	2,477
Federal funds sold and securities purchased under resale agreements	78

Total cash and cash equivalents	3,788
Trading account assets:
Pledged as collateral	1
Held in portfolio	897
Securites available for sale:
Pledged as collateral	340
Held in portfolio	17,758
Securities held to maturity (Fair value: June 30, 2011, $1,610)	1,332
Loans:
Loans, excluding Federal Deposit Insurance Corporation (FDIC) covered loans	47,718
FDIC covered loans	1,249

Total loans held for investment	48,967
Allowance for loan losses	(826)

Loans net	48,141
Premises and equipment, net	686
Intangible assets	407
Goodwill	2,447
FDIC indemnification asset	650
Other assets (includes $272 at June 30, 2011 related to consolidated VIEs)	3,646

Total assets	$80,093

LIABILITIES
Deposits:
Noninterest bearing	$17,708
Interest-bearing	39,473

Total deposits	57,181
Commercial paper and other short-term borrowings	2,838
Long-term debt (includes $8 at June 30, 2011 related to consolidated VIEs)	7,069
Trading account liabilities	730

Other liabilities (includes $2 at June 30, 2011 related to consolidated VIEs)	1,338

Total liabilities	69,156

Commitments, contingencies and guarantees – See Note 13

EQUITY
UNBC Stockholder’s Equity:
Preferred stock:
Authorized 5,000,000 shares; no shares issed of outstanding	—
Common stock, par value $1 per share:
Authorized 300,000,000 shares; 136,330,829 shares issued	136
Additional paid-in capital	5,199
Retained earnings	5,945
Accumulated other comprehensive loss	(613)

Total UNBC stockholder’s equity	10,667
Noncontrolling interests	270

Total equity	10,937

Total liabilities and equity	$80,093

See accompanying notes to consolidated financial statements.